                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement            / /  CONFIDENTIAL, FOR USE OF THE
/X/  Definitive Proxy Statement                  COMMISSION ONLY (AS PERMITTED
/ /  Definitive Additional Materials             BY RULE 14A-6(E)(2))
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       Central Reserve Life Corporation
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       Central Reserve Life Corporation
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable

                                  [CRL LOGO]
                        CENTRAL RESERVE LIFE CORPORATION



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 18, 1995





        Notice is hereby given that the Annual Meeting of Shareholders of Central Reserve Life Corporation will be held at the Sheraton Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio, on Thursday, May 18, 1995, at 10:00 a.m., local time, for the following purposes:


    1. To elect three directors, each to serve for a term of three years; and


    2. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.


        Only shareholders of record at the close of business on April 5, 1995, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.



                                           By order of the Board of Directors.


                                           /s/ LINDA S. STANDISH, Secretary


                                           LINDA S. STANDISH, Secretary
April 17, 1995





                             YOUR VOTE IS IMPORTANT


                  PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                        CENTRAL RESERVE LIFE CORPORATION

                                   CRL PLAZA

                              17800 ROYALTON ROAD

                            STRONGSVILLE, OHIO 44136




                                ---------------
                                PROXY STATEMENT
                                ---------------



        This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Central Reserve Life Corporation, an Ohio corporation (the "Company"), to be held on Thursday, May 18, 1995, at 10:00 a.m., local time, at the Sheraton Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy ("proxy card"), together with the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1994, will first be sent to shareholders on or about April 17, 1995.


        The close of business on April 5, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 4,037,300 Common Shares, without par value, each of which will be entitled to one vote.




                             ELECTION OF DIRECTORS


        The number of directors has been fixed pursuant to the Code of Regulations of the Company at nine (9), and nine (9) directors are currently in office. At the meeting, shares represented by proxies, unless otherwise specified, will be voted for the election of the three (3) nominees, hereinafter named, to serve for a term of three (3) years and, in each case, until their respective successors are duly elected and qualified. If, by reason of death or other unexpected occurrence, any nominee should not be available for election, the proxies will be voted for such substitute nominee as the Board of Directors may propose.


        If notice in writing is given by any shareholder to the President, a Vice President or the Secretary not less than forty-eight (48) hours before the time fixed for holding the meeting that he desires that voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of such meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election and to give one (1) nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he holds, or to distribute his votes on the same basis among two (2) or more nominees, as he sees fit. If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many of the three (3) nominees named below as possible. In the election of directors, the three (3) nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will not count in favor of or against election of any nominee.


        The following information is set forth with respect to each person nominated for election as a director (each of whom is currently a director of the Company) and with respect to the directors of the Company whose terms of office will continue after the meeting:

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                         NOMINATED
                                                                              DIRECTOR   FOR TERM
             NAME               AGE      PRINCIPAL OCCUPATION (1)              SINCE     EXPIRING
             ----               ---      ------------------------             --------  ---------
E. Lawrence Hendershot, M.D.      69    Retired, President, E.N.T. Group         1986       1998
                                        of Cleveland, Inc. (Otologists)


Robert E. Bruce (2)               73    President, Bruce and Bruce Company       1987       1998
                                        (Consulting Actuaries)


William E. Gerstenslager          49    Partner, Robert L. Sweeney, L.P.A.       1990       1998
                                        (Attorneys)


          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

                                                                                         CURRENT
                                                                              DIRECTOR    TERM
             NAME               AGE      PRINCIPAL OCCUPATION (1)              SINCE     EXPIRES
             ----               ---      ------------------------             --------  ---------
Fred Lick, Jr.                    63    Chairman of the Board, President and     1976       1996
                                        Chief Executive Officer of the Company
                                        and of Central Reserve Life
                                        Insurance Company


John F. Novatney, Jr. (3)         64    Partner, Baker & Hostetler               1976       1996
                                        (Attorneys); Vice Chairman of the Board
                                        of the Company


John L. McKean (4)                70    President, Jack McKean Agency, Inc.      1989       1996
                                        (Life Insurance Agency)


Robert K. Smith                   51    President, R.K. Smith & Associates, Inc. 1986       1997
                                        (Certified Public Accountants)


David L. Rossio                   58    President, Rossio Jewelry, Inc.          1992       1997


Thomas D. Schulte                 60    Director, Academic, Education and        1994       1997
                                        Industrial Studies,
                                        Great Oaks Joint Vocational School

(1) Each director or nominee for election as a director, except Mr. Schulte, has held the position shown for more than five (5) years. Mr. Schulte has been Director of Academic, Education and Industrial Studies at Great Oaks Joint Vocational School since 1991. He was Assistant Adjutant General of the Ohio Army National Guard from 1983 to 1991.

(2) Bruce and Bruce Company provided actuarial services to the Company in 1994 and will continue to provide such services in 1995.

(3) Baker & Hostetler served as general counsel to the Company and its subsidiaries in 1994 and will continue to serve as general counsel in 1995.

(4) Jack McKean Agency, Inc. served as a licensed General Agent with the Company's principal operating subsidiary, Central Reserve Life Insurance Company, in 1994 and was paid commissions of $313,891 in 1994. The agency will continue to serve as an agent in 1995.

        The Board of Directors of the Company has standing executive, audit, investment and employee relations committees, as described below:


        Executive Committee. The Executive Committee has all powers of the Board in the management of the business and affairs of the Company between Board meetings except the power to fill vacancies on the Board or its committees. The Executive Committee also functions as a nominating committee. In functioning as a nominating committee, the Executive Committee seeks qualified persons to serve as directors of the Company and makes recommendations to the Board of Directors. The Executive Committee will consider nominees for the Board of Directors recommended by shareholders, provided that the names of such persons are submitted by January 30 for the next succeeding annual shareholders' meeting. Such recommendations should be submitted only on behalf of persons willing to serve as directors and should include a resume of their business experience and qualifications. The Executive Committee also serves as a compensation committee responsible for determining the compensation of the Company's executive officers. Members of the Executive Committee are Mr. Lick, Mr. Novatney and Dr. Hendershot. The Executive Committee met two (2) times during 1994.


        Audit Committee. The Audit Committee recommends to the Board of Directors the firm of independent accountants to serve the Company and reviews the scope, performance and results of the annual audit of the Company. Its members are Messrs. Smith, Gerstenslager and Rossio. The Audit Committee met seven (7) times during 1994.


        Investment Committee. The Investment Committee establishes policy for and monitors management of the Company's investments. Its members are Mr. Bruce, Mr. Novatney and Dr. Hendershot. Mr. Frank Grimone, Executive Vice President of the Company, participates in all meetings of the Investment Committee. The Investment Committee met seven (7) times during 1994.


        Employee Relations Committee. The Employee Relations Committee, working with employee-relations personnel of Central Reserve Life Insurance Company ("CRL"), the company's principal operating subsidiary, serves to structure, review and update CRL's employee-relations policies and practices, including CRL's firm commitment to equal employment opportunity. Its members are Messrs. Novatney, McKean, and Schulte. The Committee met five (5) times during 1994.


        The Board of Directors met five (5) times during 1994. Each director attended more than 75% (seventy-five percent) of the meetings held by the Board of Directors and the committees of the Board of Directors on which he served.

                          SECURITY OWNERSHIP OF CERTAIN

                               BENEFICIAL OWNERS

        The following information is set forth with respect to the only persons known to management to be beneficial owners of more than five percent (5%) of the Company's Common Shares:

                                                  AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP          PERCENT OF CLASS
        Fred Lick, Jr.                                  545,000 (1)                 12.7
        17800 Royalton Road
        Strongsville, Ohio 44136


        Dimensional Fund Advisors Inc.                  221,000 (2)                  5.5
        1299 Ocean Avenue
        11th Floor
        Santa Monica, California 90401


        Ryback Management Corporation                   203,000 (3)                  5.0
        7711 Carondelet Avenue
        Box 16900
        St. Louis, Missouri 63105

(1) Amount held as of April 5, 1995. Also, see footnote 2 to the table on page 5 herein.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 221,000 shares of Central Reserve Life Corporation stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) Amount held as of December 31, 1994.

                        SECURITY OWNERSHIP OF MANAGEMENT


        The following information is set forth with respect to the Company's
Common Shares beneficially owned as of April 5, 1995, by all directors and nominees for election as directors of the Company, by all executive officers of the Company and by all executive officers and directors of the Company as a group:

                                                  AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER (1)                      BENEFICIAL OWNERSHIP  PERCENT OF CLASS
        Robert E. Bruce ..............................      6,000               *
        William E. Gerstenslager .....................      1,600               *
        Frank W. Grimone .............................    125,000             3.1
        E. Lawrence Hendershot .......................     16,600               *
        Glen A. Laffoon ..............................     86,650             2.2
        Fred Lick, Jr ................................    545,000 (2)        12.7
        John L. McKean ...............................      1,000 (3)           *
        John F. Novatney, Jr .........................      7,950               *
        David L. Rossio ..............................      1,000               *
        Thomas D. Schulte ............................        500               *
        Robert K. Smith ..............................      3,225 (4)           *
        All executive officers
          and directors as a group (11 persons) ......    794,525            18.5

*   Less than one percent of the outstanding Common Shares of the Company

(1) Unless otherwise indicated, the persons named have sole voting and investment power with respect to all Common Shares shown as being beneficially owned by them.

(2) Includes options to purchase 255,000 Common Shares, exercisable at any time prior to August 6, 1997, and 37,500 Common Shares owned by Mid American Asset Management Corporation, of which Mr. Lick is the sole shareholder.

(3) These Common Shares are held by Jack McKean Agency, Inc. of which Mr. McKean is the sole shareholder.

(4) Includes 1,500 Common Shares held by the R.K. Smith & Associates, Inc., Profit Sharing Plan, of which Mr. Smith is the sole beneficiary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


        In order to comply with certain state insurance regulatory requirements which prohibit providing group life insurance unless at least ten (10) lives are insured, the Company formed CRL Preferred Group, Inc., International Professional Group, Inc., North America Preferred Employers, Inc., and Keystone Employers Group, Inc. to serve as trustees of trusts established to provide group life insurance to employers with less than ten (10) employees (such corporations the "Trustee Corporations"). In compliance with state regula-tions which require that the Trustee Corporation's shareholders be natural persons, Mr. Lick and Mr. Grimone hold, for the benefit of the Company, all of the outstanding shares of the Trustee Corporations. Mr. Laffoon is President of each of the Trustee Corporations, and Mr. Grimone and Mr. Laffoon are directors of the Trustee Corporations. None of the officers or directors of the Trustee Corporations receives any compensation for serving in such capacity.


        For a discussion of the employment contracts the Company has with Mr. Lick and Mr. Grimone, see "Executive Committee Report on Executive Compensation" on page 9.


        See footnotes 2 through 7 to the table under "Election of Directors" on page 2 with respect to certain other transactions involving directors of the Company.

                               PERFORMANCE GRAPH

        The following graph compares the Company's cumulative total shareholder return to the cumulative total return of the University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Stock Market Index and the CRSP
Nasdaq Insurance Stocks Index. (Assumes $100 invested on December 29, 1989, in each of three indices and dividends reinvested.)

                                        LEGEND

                       Central         CRSP Index         CRSP Index
                       Reserve         for Nasdaq         for Nasdaq
                        Life          Stock Market         Insurance
                     Corporation     (US Companies)         Stocks
                     -----------      -------------       ---------
12/29/89                100.0             100.0             100.0
12/31/90                 96.3              84.9              84.7
12/31/91                119.3             136.3             119.4
12/31/92                220.1             158.6             161.6
12/31/93                172.0             180.9             172.8
12/30/94                217.2             176.9             162.7

                           SUMMARY COMPENSATION TABLE

        The following table sets forth the annual compensation paid by Central
Reserve Life Insurance Company ("CRL"), the principal operating subsidiary of the Company, with respect to the calendar years ended December 31, 1994, 1993, and 1992, to the Chief Executive Officer and all other executive officers of the Company.

                                             ANNUAL COMPENSATION
                                             -------------------               ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR           SALARY($)       COMPENSATION($)(1)
- ---------------------------                ----           ---------       -----------------
FRED LICK, JR.                             1994           784,834               19,305
Chairman of the Board, President           1993           707,058               30,000
and Chief Executive Officer                1992           707,058               29,793

FRANK W. GRIMONE                           1994           215,000               19,305
Executive Vice President, Chief            1993           215,000               28,177
Financial Officer and Treasurer            1992           215,000               29,793

GLEN A. LAFFOON                            1994           170,000               19,305
Executive Vice President and               1993           170,000               21,965
Chief Administrative Officer               1992           170,000               22,277

(1) Represents CRL's contribution under a defined-contribution, money-purchase, pension plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                            AND FY-END OPTION VALUES



The following table provides information for executive officers who exercised options during 1994 and the number and value of options held at year-end for the Company's Common Shares.

                       SHARES                            NUMBER OF                VALUE OF UNEXERCISED
                    ACQUIRED ON        VALUE         UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS
NAME                EXERCISE (#)   REALIZED ($) (1)        FY-END (#)                 AT FY-END ($)
- ----                ------------   ---------------   ----------------------       --------------------
Glen A. Laffoon         3,000        11,159                   0                        ---

(1) Represents the difference between the aggregate exercise price of the options and the aggregate closing price of the Company's Common Shares on the date of exercise.




                                DIRECTORS' FEES


        During 1994, the directors of the Company were paid $2,000 per quarter plus $500 per Board meeting attended and $500 per committee meeting attended plus expenses of attendance. Mr. Lick received no compensation as a director.

              EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION


        The Executive Committee is responsible for determining the compensation of the Company's executive officers. The executive officers are Mr. Lick, Chairman of the Board, President and Chief Executive Officer; Mr. Grimone, Executive Vice President, Chief Financial Officer and Treasurer; and Mr. Laffoon, Executive Vice President and Chief Administrative Officer.


        The Company is somewhat different from most other public companies in that it does not have a large pool of executive officers and does not have complicated long-term-compensation arrangements for its executive officers. Instead, the Company has particularized its compensation policies for each executive officer based on the officer's role in the Company and the Company's expectations for each officer.


        Central Reserve Life Insurance Company ("CRL"), the Company's principal operating subsidiary, entered into an employment agreement with Mr. Lick effective January 1, 1982, pursuant to which he serves as Chairman of the Board, President and Chief Executive Officer of CRL. The current term of the agreement expires on December 31, 2001. The agreement provides for automatic renewals for successive terms of five (5) years each unless notice of non-renewal is given by either party twenty-four (24) months in advance. The agreement provides for increases in Mr. Lick's salary of eleven percent (11%) per year for the years 1991 through 1996, with no increase in salary after 1996.


        Under his employment agreement, Mr. Lick is entitled to six (6) weeks vacation annually, cumulative from year to year; an automobile and its operational expenses; reimbursement of his business expenses; continuation of his salary during any total or partial disability; and certain other fringe benefits.


        Mr. Lick's employment agreement provides that in the event of a change of control of CRL or the Company which is not approved by Mr. Lick, he may elect to resign, in which event he will be entitled, thirty (30) days after such resignation, to a lump sum payment equal to his full annual salary for the unexpired term of his employment agreement and the continuation of his fringe benefits throughout the unexpired term. Mr. Lick's employment agreement may not be terminated by CRL. If CRL does terminate the agreement, or if Mr. Lick terminates the agreement because of a material breach by CRL, he is entitled to the same payment and benefits provided for in the event of a change of control.


        Mr. Lick has an employment agreement with the Company which provides that if CRL terminates or is unable to fulfill any of its obligations under its employment agreement with Mr. Lick, then the obligations of CRL under his employment agreement become the responsibility of the Company. Mr. Lick's employment agreement with the Company was entered into on January 1, 1982, and the current term of the agreement expires on December 31, 2001. Renewal of the CRL agreement results in automatic renewal of the Company agreement. This employment agreement may not be terminated by the Company.


        The Executive Committee believes that an employment contract for a chief executive officer is important to secure continuity of leadership and to avoid the time-consuming interruption of yearly contract and salary negotiation between a company and its chief executive officer. The Executive Committee continues to believe, more specifically, that the health industry's complexity, its competitiveness, and the significance of government intervention mandate arrangements designed to secure continuity of leadership and continued focus on the Company's business. The Executive Committee also continues to believe that the Company's success can be largely attributed to Mr. Lick's ability to anticipate trends in the industry and to identify opportunities before they are recognized by competitors. The Executive Committee believes that the retention of Mr. Lick as Chief Executive Officer is of vital importance to the Company.

        Effective January 1, 1984, the Company and CRL entered into employment agreements with Mr. Grimone. The agreements are automatically renewed on an annual basis unless Mr. Grimone is given written notice of intention not to renew thirty (30) days prior to the end of a contract year. Under Mr. Grimone's employment agreement with CRL, he is paid a yearly salary of $215,000, which amount has remained the same since 1984. Under the agreement, Mr. Grimone is also entitled to an automobile and its operational expenses, the reimbursement of business expenses and certain other fringe benefits. Mr. Grimone's agreement with the Company provides that if CRL is unable or unwilling to meet its obligations under its employment agreement with Mr. Grimone, such obligations become the obligations of the Company.


        As Chief Financial Officer, Mr. Grimone has overall responsibility for the Company's financial policies and its investment income. The general profitability of the Company's investments and, on an essentially equal basis, his overall individual performance in all of his duties are the factors considered in the yearly renewal of his agreements. The investment income of the Company in 1994 increased 21% from 1993 through sound and safe investments under Mr. Grimone's guidance. The Executive Committee has renewed Mr. Grimone's employment agreement for another year and believes the amount of compensation under the agreement adequately compensates Mr. Grimone for his services.


        Mr. Laffoon receives compensation in the form of an annual salary. As Chief Administrative Officer, Mr. Laffoon has as areas of responsibility the CRL claim and administrative teams and the Actuarial and Quality Assurance Departments, which comprise a majority of CRL's employees. Mr. Laffoon's compensation is reviewed annually by the Executive Committee. His annual compensation is based upon underwriting profitability; improvement of operating procedures; retention of business; and overall individual performance in all duties. Underwriting profits improved in 1994 over 1993, and Mr. Laffoon was instrumental in establishing new procedures in the important area of managed care. The Committee believes that the salary Mr. Laffoon received in 1994 adequately compensated Mr. Laffoon for his services.


                                                    The Executive Committee
                                                    ------------------------
                                                    Fred Lick, Jr., Chairman
                                                    John F. Novatney, Jr.
                                                    E. Lawrence Hendershot, M.D.

                 COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


        Mr. Lick, Mr. Novatney and Dr. Hendershot serve on the Executive Committee, which serves as a compensation committee responsible for determining the compensation of the Company's executive officers.


        Mr. Lick is President and Chief Executive Officer of the Company and of its principal operating subsidiary, Central Reserve Life Insurance Company. While Mr. Lick serves on the Company's Executive Committee, he abstains in any action affecting his own compensation as an executive officer. See "Certain Relationships and Related Transactions" on page 6 with respect to transactions between Mr. Lick and the Company.


        Mr. Novatney is a partner in the law firm of Baker & Hostetler, which serves as general counsel for the Company and its subsidiaries.




                       SELECTION OF INDEPENDENT AUDITORS


        KPMG Peat Marwick serves as the independent auditors for the Company. The Audit Committee selected KPMG Peat Marwick to serve as the independent auditors for the Company and its subsidiaries for the year 1994.
Representatives of KPMG Peat Marwick are not expected to be present at the Annual Meeting of Shareholders.




                             SHAREHOLDER PROPOSALS


        Any shareholder who intends to present a proposal at the 1996 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 18, 1995. The Company will not be required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.


                                 OTHER MATTERS

        The solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. The Company has engaged Regan & Associates, Inc., New York, New York, to assist it in the solicitation of proxies at an estimated cost of $3,500. Proxies may also be solicited by directors, officers and employees of the Company without additional compensation.


        If the enclosed form of proxy is executed and returned, the shares represented thereby will be voted in accordance with any specification made by the shareholder. In the absence of any such specification, proxies will be voted FOR the election of the three (3) nominees as set forth under "Election of Directors" on page 1.


        The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time, insofar as it has not been exercised, (1) by a later-dated proxy; (2) by giving written notice to the Company; or (3) in open meeting.


        If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the meeting.



                                           By order of the Board of Directors.

                                           /s/ Fred Lick, Jr.


                                           Fred Lick, Jr.
                                           Chairman of the Board,
                                           President and Chief Executive Officer


    Date:  April 17, 1995

                       CENTRAL RESERVE LIFE CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDER MAY 18, 1995.


P          The undersigned hereby constitutes and appoints Fred Lick, Jr., and
        Frank W. Grimone and each of them, his true and lawful agents and
R proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Central Reserve
O Life Corporation to be held at the Sheraton Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio, on Thursday, May 18, 1995, and at
X       any adjournment thereof, on all matters coming before said meeting.

Y       Election of Directors, Nominees:            (change of address)

        E. Lawrence Hendershot, M.D.            ______________________________
        Robert E. Bruce
        William E. Gerstenslager                ______________________________

                                                ______________________________
                                                (If you have written in the
                                                above space, please mark the
                                                corresponding box on the
                                                reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card.

                                                                SEE REVERSE
                                                                   SIDE



/X/  Please mark your                           SHARES IN YOUR NAME
     votes as in this
     example.


                        FOR     WITHHELD

Election of             / /       / /
Directors
(see reverse)

For, except vote withheld from the following nominee(s):

_________________________________


                                                Change    / /
                                                  of
                                                Address


                                                 Attend   / /
                                                Meeting

SIGNATURE(S) _______________________________________   DATE ________

SIGNATURE(S) _______________________________________   DATE ________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.